SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2008, the board of directors of Simmons Holdco, Inc. (“Simmons Holdco” or “Company”), the parent of Simmons Company, agreed to amend all outstanding restricted stock agreements and stock option agreements (collectively, “Stock Agreements”), including the Stock Agreements with the Chief Executive Officer, the Chief Financial Officer and the other Named Executive Officers,  as follows:

1.
For those Stock Agreements with vesting targets for the 2009 and 2010 measurement years, increase  the Adjusted EBITDA vesting targets for 2009 and for 2010 to reflect the recent acquisition of certain assets of CP Holdco, Inc.

2.
For all Stock Agreements, add an additional provision to provide vesting of unvested class B common stock awards upon a change of control of the Company in 2008, 2009 or 2010 if the net proceeds received upon a change of control per class A common stock meet or exceed certain multiples as compared to the original cost of the class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	April 9, 2008